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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of report: August 21, 2002
               (Date of earliest event reported): August 15, 2002


                             Grant Geophysical, Inc.
               (Exact Name of Registrant as Specified in Charter)



          Delaware                     333-89863*                76-0548468
(State or Other Jurisdiction          (Commission               (IRS Employer
     of Incorporation)                File Number)           Identification No.)



                                 16850 Park Row
                                Houston, TX 77084
               (Address of Principal Executive Offices) (Zip Code)




       Registrant's telephone number, including area code: (281) 398-9503

*The Commission file number refers to a Form S-1 registration statement filed by the registrant under the Securities Act of 1933, which became effective January 12, 2000.

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ITEM 5.  OTHER EVENTS

         A. Default in Interest Payment to holders of 9 3/4% Senior Notes due 2008.

         On August 15, 2002, the Company requested Elliott to post cash collateral for $1.0 million to allow the Company to borrow a like amount under the supplemental term loan of the Foothill/Elliott Credit Facility. The amount outstanding under the supplemental term loan at that time was $6.8 million. This request was not granted at that time, and as of August 19, 2002, the amount outstanding under the supplemental term loan remains at $6.8 million. Elliott has the right to review and consider Company requests that Elliott post cash collateral to allow borrowings under the supplemental term loan of the Foothill/Elliott Credit Facility based upon, among other things, the recent performance of the Company at the time of each request.

         On August 15, 2002, due to insufficient cash on hand, the Company was not able to make the $2.1 million interest payment on the 9 3/4% Senior Notes due 2008 on that date as required by the indenture. The indenture provides a 30 day grace period for the Company to make the payment before an event of default occurs under the indenture. Elliott has not committed to post any additional cash collateral in respect of the supplemental term loan and may refuse to do so in its sole and absolute discretion. In addition, the Company does not expect to be able to fulfill the interest payment obligation through its cash flow from operations during this grace period. Therefore, unless Elliott, at its sole and absolute discretion, posts cash collateral to allow the Company to borrow additional amounts under the supplemental term loan or alternative financing is obtained, such failure to make the interest payment on or before September 14, 2002, the end of the 30 day grace period, will result in an event of default under the indenture.

         If an event of default under the indenture occurs because the Company fails to make its required interest payment on or before September 14, 2002, the end of the 30 day grace period, or upon any other events of default under the indenture, the trustee could take the steps necessary to cause that debt to become immediately due and payable. Additionally, the failure to make the August 15, 2002 interest payment constitutes a default under the Foothill/Elliot Credit Facility and will become an event of default under such facility at the end of the grace period if such payment has not previously been made. Moreover, under current circumstances other defaults have occurred or are expected to occur under the Foothill/Elliott Credit Facility. Accordingly, the Company expects to continue to classify any otherwise long-term debt under the Foothill/Elliott Credit Facility as current in the Company's financial statements for the foreseeable future. Upon any events of default under the Foothill/Elliott Credit Facility, Foothill may accelerate the maturity of amounts outstanding under the Foothill/Elliott Credit Facility at any time. In addition, so long as any defaults under the Foothill/Elliott Credit Facility (including not making the interest payment on the 9 3/4% Senior Notes due 2008) is continuing, Foothill is entitled to refuse to advance additional amounts to the Company under the revolving facility. If Foothill were to accelerate amounts due under the Foothill/Elliott Credit Facility or upon other events of default under the indenture for the Company's 9 3/4% Senior Notes due 2008, including not making the interest payment within the 30 day grace period, the trustee could take the steps necessary to cause that debt to become immediately due and payable. Accordingly, the Company expects to continue to classify any otherwise long-term debt related to the Senior Notes as current in the Company's financial statements for the foreseeable future. If any of the Company's debt was accelerated, it would be unlikely that the Company would be able to continue its operations without seeking protection from its creditors under the federal bankruptcy code.

         B. Failure to Timely File Quarterly Report on Form 10-Q for the period ending June, 30, 2002.

         On August 14, 2002, the Company failed to file its Quarterly Report on Form 10-Q for the period ended June 30, 2002. As a result, the Company filed a Form 12b-25 which provides the Company with a five day extension from the original filing deadline of August 14, 2002 in which to file its Quarterly Report on Form 10-Q. The Company did not file its Quarterly Report on Form 10-Q for the period ended June 30, 2002 prior to the extended filing deadline of August 19, 2002. The failure to file timely was the result of the Company not being able to obtain independent auditors to review the quarterly financial statements of the Company. The Company is currently seeking to retain auditors to have a review of the financial statements made by such auditors, and, thereafter to file its Quarterly Report on Form 10-Q.

         Pursuant to the terms of the indenture for the 9 3/4% Senior Notes due 2008, the Company is required to timely file with the Commission the periodic reports that the Company would be required to file under Section 13 or 15 of the Exchange Act and to notify the trustee that such filing has not been made on a timely basis. If the trustee sends a default notice to the Company in respect of such failure to file timely, and such failure continues for 45 days after such notice, such failure will constitute an event of default under the indenture.

         Upon such an event of default or upon any other event of default under the indenture, the trustee could take the steps necessary to cause the Senior Notes to become immediately due and payable. Additionally, the failure to file its Quarterly Report on Form 10-Q constitutes a default under the Foothill/Elliot Credit Facility and will become an event of default under such facility 45 days after the Company's receipt of a default notice from the trustee with respect to such failure to file if such filing has not been made prior to that time. Moreover, under current circumstances other defaults have occurred or are expected to occur under the Foothill/Elliott Credit Facility. Accordingly, the Company expects to continue to classify any otherwise long-term debt under the Foothill/Elliott Credit Facility as current in the Company's financial statements for the foreseeable future. Upon any events of default under the Foothill/Elliott Credit Facility, Foothill may accelerate the maturity of amounts outstanding under the Foothill/Elliott Credit Facility at any time. In addition, so long as any default under the Foothill/Elliott Credit Facility (including not filing the Company's Quarterly Report on Form 10-Q) is continuing, Foothill is entitled to refuse to advance additional amounts to the Company under the revolving facility. If Foothill were to accelerate amounts due under the Foothill/Elliott Credit Facility or upon other events of default under the indenture for the Company's 9 3/4% Senior Notes due 2008, including not filing the Company's Quarterly Report on Form 10-Q within 45 days of the Company's receipt of a default notice from the trustee with respect to such failure to file, the trustee could take the steps necessary to cause that debt to become immediately due and payable. Accordingly, the Company expects to continue to classify any otherwise long-term debt related to the Senior Notes as current in the Company's financial statements for the foreseeable future. If any of the Company's debt was accelerated, it would be unlikely that the Company would be able to continue its operations without seeking protection from its creditors under the federal bankruptcy code.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         From time to time, information provided by the Company, statements by its employees or information included in written material, such as press releases and filings (including this Form 8-K Current Report) with the Securities and Exchange Commission (including portions of the "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and certain other sections contained in such filings) may contain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995.

         Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to certain risks, uncertainties and assumptions. Should one or more of these


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risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results of current and future operations may vary materially from those anticipated, estimated or projected. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.

         Among the factors that will have a direct bearing on the Company's results of operations and the oil and gas services industry in which it operates are the effects of rapidly changing technology; the presence of competitors with greater financial resources; operating risks inherent in the oil and gas services industry; regulatory uncertainties; worldwide political stability and economic conditions and other risks associated with international operations, including foreign currency exchange risk; and the Company's successful execution of its strategy and internal operating plans.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         None


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GRANT GEOPHYSICAL, INC.,

Date: August 21, 2002                       By:         /s/ JAMES BLACK
                                               ---------------------------------
                                                          James Black
                                                    Chief Financial Officer
                                                 (Principal Financial Officer)


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